Exhibit 99.1

BIOTIME PROVIDES BUSINESS UPDATE including information ON agex,
ONCOCYTE and ASTERIAS

ALAMEDA, CA – February 14, 2019 – BioTime, Inc. (NYSE American: BTX), a clinical-stage biotechnology company focused on degenerative diseases, today provided a business update which included information on AgeX Therapeutics, Inc. (AgeX) (NYSE American: AGE) and BioTime’s two affiliated companies, OncoCyte Corporation (OncoCyte) (NYSE American: OCX), and Asterias Biotherapeutics, Inc. (Asterias) (NYSE American: AST).

“In the past five months, BioTime has made rapid progress toward its commitment to become a leading cell therapy company by focusing on clinical-stage cell therapy product candidates with promising human data and supporting their development in part through targeted transactions among its affiliated companies,” stated Brian M. Culley, Chief Executive Officer of BioTime, Inc.

“An early accomplishment was to sell approximately half of our shares of AgeX, which we had created to develop BioTime’s preclinical regenerative medicine assets, to Juvenescence Limited for a total of $43.2 million. Cash payments totaling $21.6 million were received in 2018 and the remaining $21.6 million, along with interest, is due no later than August 2020, or may be converted at BioTime’s option into Juvenescence common stock if Juvenescence becomes a public company before that date. Most of the remaining AgeX shares owned by BioTime were then distributed to BioTime shareholders in late November, launching AgeX as a public company. BioTime has retained an equity position in AgeX Therapeutics of 1.7 million shares, or approximately 5% of AgeX’s common stock. As of February 13, 2019, the value of BioTime’s AgeX share position was approximately $7.1 million.”

“We next announced an exclusive collaboration with Orbit Biomedical for the use of Orbit’s proprietary injection technology to deliver our lead product candidate OpRegen®, for the treatment of dry age-related macular degeneration. The Orbit device delivers cells to the sub-retinal space via a suprachoroidal route as opposed to standard of care delivery directly through the retina. We are moving quickly to enroll our first patient in the Orbit portion of our ongoing Phase I/II study in the next quarter and we anticipate reporting additional clinical data from the study in the first half of this year.”

“We also intend to close our proposed acquisition of Asterias assuming approval by the respective shareholders of BioTime and Asterias during the respective shareholders meetings on March 7th, 2019. This acquisition would broaden our pipeline with clinical-stage cell therapy assets in spinal cord injury and oncology. Last month, Asterias announced top line 12-month data from a Phase I/II study of its OPC-1 program in severe spinal cord injury, which included early evidence of cell engraftment and improved motor function in nearly all treated patients. The UK clinical trial of Asterias’s off-the-shelf allogeneic immune-oncology cell therapy product, VAC2, has enrolled four patients to date.”

“Finally, our affiliated company OncoCyte recently reported positive results from an R&D validation study of DetermaVu™, their non-invasive liquid biopsy test intended to facilitate clinical decision making in lung cancer diagnosis. Following a recently completed $40.25 million public offering by OncoCyte at a price of $3.75 per share, BioTime owns approximately 14.7 million shares, or approximately 28% of OncoCyte’s common stock. As of February 13, 2019, the value of BioTime’s OncoCyte share position was approximately $56.6 million.”

“We are pleased with the continued progress at BioTime. In addition to advancing OpRegen® and the proposed acquisition of Asterias, two public companies, AgeX and OncoCyte, have been launched with assets which originated from within the BioTime laboratories. Looking ahead, we believe that we are delivering on our stated plans to streamline BioTime’s corporate structure and reduce expenses in a prudent manner, while focusing on creating value from our most compelling clinical opportunities and selectively converting assets created within BioTime into cash or other forms of value on attractive terms. We believe that our continued efforts will increase our visibility, support our growth, and help drive our success in 2019 and beyond,” concluded Mr. Culley.

Select Upcoming BioTime Events

●	Special Meeting of BioTime Stockholders on March 7, 2019 at 9:30 am PT to vote on the proposed acquisition of Asterias. The closing is expected in Q1 2019 after the approval by the respective shareholders of Asterias and BioTime.
●	Dosing of the first patient with the Orbit proprietary injection device in the ongoing Phase I/II clinical study of OpRegen® for the treatment of dry-AMD is planned for Q2 2019.
●	Completion of patient enrollment in the ongoing Phase I/II clinical study of OpRegen® for the treatment of dry-AMD is anticipated in 2H 2019.
●	Decision on BioTime’s CE Mark application for Renevia, an investigational medical device being developed as an alternative for whole adipose tissue transfer procedures, is dependent on European regulatory authorities.

About BioTime, Inc.

BioTime is a clinical-stage biotechnology company focused on the development and commercialization of novel therapies for the treatment of degenerative diseases. BioTime’s pipeline is based on two platform technologies which encompass cell replacement and cell/drug delivery. BioTime’s lead cell replacement product candidate is OpRegen®, a retinal pigment epithelium transplant therapy in Phase 2 development for the treatment of dry age-related macular degeneration, the leading cause of blindness in the developed world. BioTime’s lead cell delivery clinical program is Renevia®, an investigational medical device being developed as an alternative for whole adipose tissue transfer procedures. BioTime common stock is traded on the NYSE American and TASE under the symbol BTX. For more information, please visit www.biotimeinc.com or connect with the company on Twitter, LinkedIn, Facebook, YouTube, and Google+. To receive ongoing BioTime corporate communications, please click on the following link to join the Company’s email alert list: http://news.biotimeinc.com.

About Asterias Biotherapeutics, Inc.

Asterias is a biotechnology company dedicated to developing cell-based therapeutics to treat neurological conditions associated with demyelination and cellular immunotherapies to treat cancer. Asterias is presently focused on advancing three clinical-stage programs which have the potential to address areas of very high unmet medical need in the fields of neurology and oncology. OPC1 (oligodendrocyte progenitor cells) is currently in a Phase 1/2a dose escalation clinical trial in spinal cord injury. VAC2 (antigen-presenting allogeneic dendritic cells) is an allogeneic cancer immunotherapy. Asterias’ research partner, Cancer Research UK, has commenced a first-in-human clinical trial of VAC2 in non-small cell lung cancer. VAC1 (antigen-presenting autologous dendritic cells) is an autologous cancer immunotherapy with promising efficacy and safety data from an earlier Phase 2 study in Acute Myeloid Leukemia (AML). Asterias is also sponsoring pre-clinical work in two conditions with a demyelinating component: Multiple Sclerosis and White Matter Stroke, and is evaluating other cancer indications where its immunotherapy platform could provide therapeutic benefit. Additional information about Asterias can be found at www.asteriasbiotherapeutics.com.

About OncoCyte Corporation

OncoCyte is focused on the development and commercialization of novel, non-invasive blood (“liquid biopsy”) diagnostic tests for the detection of cancer. Oncocyte’s diagnostic tests have the potential to improve health outcomes, reduce the cost of care, and improve patients’ quality of life. Liquid biopsy diagnostic tests like those OncoCyte is developing may reduce the need for costlier and riskier diagnostic procedures such as invasive biopsy procedures. OncoCyte is focusing its efforts on developing DetermaVu™ as a non-invasive confirmatory diagnostic test for lung cancer. Additional information about OncoCyte can be found at www.oncocyte.com.

About AgeX Therapeutics, Inc.

AgeX is focused on developing and commercializing innovative therapeutics for human aging. Its PureStem® and UniverCyte™ manufacturing and immunotolerance technologies are designed to work together to generate highly defined, universal, allogeneic, off-the-shelf pluripotent stem cell-derived young cells of any type for application in a whole host of diseases with a high unmet medical need. AgeX has two preclinical cell therapy programs: AGEX-VASC1 (vascular progenitor cells) for tissue ischemia and AGEX-BAT1 (brown fat cells) for Type II diabetes. AgeX’s revolutionary longevity platform named induced Tissue Regeneration (iTR™) aims to unlock cellular immortality and regenerative capacity to reverse age-related changes within tissues. AGEX-iTR1547 is an iTR-based formulation in preclinical development. HyStem® is AgeX’s delivery technology to stably engraft PureStem cell therapies and slowly release iTR molecules in the body. AgeX is aggressively developing its core product pipeline for use in the clinic to extend human healthspan, and is seeking opportunities to form licensing and partnership agreements around its broad IP estate and proprietary technology platforms for non-core clinical applications. For more information on AgeX, please visit www.agexinc.com or connect with the company on Twitter, Facebook and YouTube.

Additional Information and Where to Find It

This communication is being made in respect of the proposed business combination involving BioTime, Inc. and Asterias Biotherapeutics, Inc. In connection with the proposed transaction, BioTime and Asterias filed documents with the U.S. Securities and Exchange Commission (the “SEC”), including the filing by BioTime of a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus. INVESTORS AND SECURITY HOLDERS OF BIOTIME AND ASTERIAS ARE URGED TO CAREFULLY READ THE FINAL JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC BY BIOTIME AND ASTERIAS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at www.sec.gov and by contacting BioTime Investor Relations at (510) 871-4188 or Asterias Investor Relations at (510) 456-3892. Investors and security holders may obtain free copies of the documents filed with the SEC on BioTime’s website at www.biotimeinc.com or Asterias’ website at www.asteriasbiotherapeutics.com or the SEC’s website at www.sec.gov. BioTime, Asterias and their respective directors and executive officers may be deemed participants in the solicitation of proxies with respect to the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction is included in the Joint Proxy Statement/Prospectus described above. Additional information regarding the directors and executive officers of BioTime is also included in BioTime’s proxy statement for its 2018 Annual Meeting of Shareholders, which was filed with the SEC on March 29, 2018, and additional information regarding the directors and executive officers of Asterias is also included in Asterias’ proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2018, respectively.

No Offer or Solicitation

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

Certain statements in this communication, including statements relating to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, uncertainties as to the timing of the closing of Merger, including due to failure to satisfy or delay in satisfying the conditions to such closing; anticipated closing of OncoCyte public offering and further development and potential of the product candidates, including enrollment and timing of the results of our clinical trials; and expectations related to BioTime’s CE Mark application for Renevia are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 giving BioTime’s and Asterias’ expectations or predictions of future financial or business performance or conditions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. In addition to factors previously disclosed in BioTime’s and Asterias’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements and historical performance: the ability to meet closing conditions to the Merger, including requisite approval by BioTime’s and Asterias’ stockholders, on a timely basis or at all; delay in closing the Merger; the ultimate outcome and results of integrating the operations of BioTime and Asterias and the ultimate ability to realize synergies and other benefits; business disruption following the Merger; the availability and access, in general, of funds to fund operations and necessary capital expenditures. More information on potential factors that could affect our results is included from time to time in the SEC filings and reports of BioTime and Asterias, including the risks identified under the sections captioned “Risk Factors” in BioTime’s quarterly report on Form 10-Q filed with the SEC on November 8, 2018 and Asterias’ annual report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 15, 2018, and Asterias’ quarterly report on Form 10-Q for the quarter ended September 30, 2018, filed with the SEC on November 9, 2018.

BioTime Inc. IR

Ioana C. Hone

(ir@biotimeinc.com)

(510) 871-4188

Solebury Trout IR

Gitanjali Jain Ogawa

(Gogawa@troutgroup.com)

(646) 378-2949

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